Filed Pursuant to Rule 424(b)(7)

Registration No. 333-149623

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price per Share (1)	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $1.00 per share	44,313,146 shares	$13.58	$601,772,523	$42,906.39

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on $13.58 per share of common stock as the average of the high and low prices of the shares reported on the New York Stock Exchange on January 25, 2010.
(2)	Calculated in accordance with Rule 457(r) promulgated under the Securities Act of 1933, as amended.

Prospectus Supplement

(To Prospectus dated March 10, 2008)

44,313,146 Shares

Alcoa Inc.

Common Stock

This prospectus supplement relates to the resale from time to time of up to 44,313,146 shares of our common stock, par value $1.00 per share, by or on behalf of the Alcoa Master Retirement Plans Trust (the “Selling Stockholder”), a trust that holds the assets of certain defined benefit pension plans of Alcoa and its subsidiaries. The shares of common stock are held by The Bank of New York Mellon, the trustee of the Selling Stockholder, and may be offered for sale, from time to time, upon the instructions of Evercore Trust Company, N.A., or its successor, the independent investment manager appointed to manage the shares of common stock.

The Selling Stockholder may sell the shares of common stock being offered by this prospectus supplement from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus supplement under “Plan of Distribution.” The Selling Stockholder may sell the shares, in negotiated transactions or otherwise, at the prevailing market price for the shares or at negotiated prices. We will not receive any of the proceeds from the sale of the common stock offered by this prospectus supplement and we will not be paying any discounts or commissions in this offering.

Our common stock is listed on the New York Stock Exchange under the symbol “AA.” On January 26, 2010, the last reported sale price of our common stock on the New York Stock Exchange was $13.54 per share.

Investing in our common stock involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as well as the additional risk factors contained in this prospectus supplement beginning on page S-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

January 26, 2010

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part, the accompanying prospectus dated March 10, 2008, gives more general information about securities we may offer from time to time, some of which may not apply to this offering. For information about our common stock, see “Description of the Securities Offered” in this prospectus supplement and “Description of Common Stock” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the common stock, you should read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The documents incorporated by reference are described in this prospectus supplement under “Where You Can Find More Information.”

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

We are not making any representation to any purchaser of the common stock regarding the legality of an investment in the common stock by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult with your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the common stock.

Unless indicated otherwise, or the context otherwise requires, references in this document to “Alcoa,” “the company,” “we,” “us” and “our” are to Alcoa Inc. and its consolidated subsidiaries, and references to “dollars” and “$” are to United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us is also available at our Internet site at http://www.alcoa.com. The information on our Internet site is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and before termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; and

•

Current Reports on Form 8-K (or Form 8-K/A) filed January 7, 2009, March 16, 2009, March 20, 2009, March 24, 2009, May 13, 2009, July 29, 2009, November 20, 2009, December 21, 2009, December 24, 2009 and January 25, 2010.

We are not incorporating, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference into this prospectus supplement and the accompanying prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which the accompanying prospectus is a part and its exhibits, at no cost to you by contacting us as follows:

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Attention: Investor Relations

Telephone: (212) 836-2674

ALCOA INC.

Formed in 1888, Alcoa is a Pennsylvania corporation with its principal office at 390 Park Avenue, New York, New York 10022-4608 (telephone number (212) 836-2600).

Alcoa is the world leader in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum is a commodity that is traded on the London Metal Exchange (“LME”) and priced daily based on market supply and demand. Aluminum and alumina represent more than three-fourths of Alcoa’s revenues, and the price of aluminum influences the operating results of Alcoa. Non-aluminum products include precision castings and aerospace and industrial fasteners. Alcoa’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, building and construction, oil and gas, defense, and industrial applications.

Recent Developments

Financial Results for Fourth Quarter and Year Ended December 31, 2009

On January 11, 2010, we announced our financial results for the fourth quarter and year ended December 31, 2009. The following table sets forth selected unaudited financial data for the indicated periods.

	Quarter Ended December 31, 2009	Year Ended December 31, 2009
($ in millions, except per share amounts)	(unaudited)	(unaudited)
Statement of Consolidated Operations:
Sales	$5,433	$18,439
Loss from continuing operations before income taxes	(394)	(1,498)
Loss from continuing operations attributable to Alcoa	(266)	(985)
Net loss attributable to Alcoa	(277)	(1,151)
Restructuring and other charges	69	237
Earnings per share (diluted):
Loss from continuing operations attributable to Alcoa	(0.27)	(1.06)
Net loss attributable to Alcoa	(0.28)	(1.23)

Consolidated Balance Sheet:
Cash and cash equivalents	$1,481	$1,481
Total assets	38,455	38,455
Total debt	9,819	9,819
Total Alcoa shareholders’ equity	12,452	12,452

As previously disclosed, in late 2009 the European Commission (EC) ruled that the pricing of electricity to Alcoa’s Italian smelters contained an element of state aid. The fourth quarter 2009 results included $306 million in charges (amount includes power tariff drawback reserve, and restructuring charges and the write-off of deferred tax assets due to the decision to curtail operations as a result of the EC ruling) related to the EC ruling.

Recent Actions by Credit Rating Agencies

On December 21, 2009, Moody’s Investors Service placed Alcoa’s long-term debt rating of Baa3 and its short-term debt rating of Prime-3 under review for possible downgrade following Alcoa’s announcement that it had formed a joint venture with Saudi Arabian Mining Company (Ma’aden) to build a new integrated aluminum complex in Saudi Arabia. Moody’s announcement stated that the potential for further delay in Alcoa’s balance sheet improvement and debt reduction as a result of the joint venture investment was a consideration prompting the review. On the same date, Standard and Poor’s Ratings Services stated that its ratings on Alcoa (long-term debt rating of BBB- with a negative outlook and short-term debt rating of A-3) remained unchanged following Alcoa’s announcement regarding the joint venture.

A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal by the assigning rating organization. Each rating should be evaluated independently of any other rating.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “projects,” “should,” “will” or other similar words. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, and statements regarding Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to risks, contingencies and uncertainties and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Alcoa disclaims any intention or obligation (other than as required by law) to update or revise any forward-looking statements.

The following are some of the important factors that could cause Alcoa’s actual results to differ materially from those projected in any forward-looking statements:

•	Material adverse changes in economic or aluminum industry conditions generally, including global supply and demand conditions for aluminum, alumina and aluminum products;

•	Uncertainties regarding the strength, pace or sustainability of an economic recovery, the risks of another downturn and the impact on Alcoa;

•	Fluctuations in commodity prices, especially the price of aluminum on the LME, including cyclical or sustained declines in aluminum prices;

•	Changes in the key markets served by Alcoa, including the commercial transportation, automobile, aerospace, building and construction, packaging, oil and gas, defense and industrial markets;

•

Alcoa’s inability to achieve the level of cost reductions, cash generation or conservation, return on capital improvement, improvement in profitability and margins, or strengthening of operations anticipated by management;

•	Significant increases in power or energy costs, including electricity, natural gas and fuel oil, or unplanned outages or other interruption or unavailability of energy supplies for Alcoa’s operations;

•	Significant increases in the costs of other raw materials, including carbon products, caustic soda and other key inputs;

•

Further downgrades in Alcoa’s credit ratings, material increases in Alcoa’s cost of borrowing, an inability to access the credit or capital markets, or the failure of financial institutions to fulfill their commitments to Alcoa under committed credit facilities;

•	Risks associated with the restructuring of Alcoa’s can sheet business and the change in can sheet pricing strategy;

•

Declines in the rate used to discount future estimated liabilities and expenses for pensions and other post-retirement benefits or in the rate of return on plan assets, or changes in employee workforce assumptions used for such estimates;

•	Political, economic and regulatory risks in the countries in which Alcoa operates or sells products, including fluctuations in foreign currency exchange rates and interest rates;

•	Risks associated with the international joint ventures in which Alcoa participates, including the recently announced joint venture in Saudi Arabia;

•	Outcomes of significant legal proceedings or investigations, or changes in laws and regulations, including those affecting environmental, health or safety compliance;

•

Uncertainties regarding the consequences of the EC’s decision in late 2009 that the conditions under which Alcoa procured electricity for its Italian smelters contained an element of state aid that must be repaid to Italy, including the outcome of Alcoa’s appeal of the decision, the timing and amount of the cash payment required to be made by Alcoa to Italy, and the availability of power for the smelters at a competitive price that conforms with EC regulations;

•	Uncertainties regarding the impact of climate change, climate change regulations or greenhouse effects;

•	Changes in relationships with, or in the financial or business condition of, customers and suppliers;

•	Changes in competitive conditions, including actions by competitors and developments in technology and products; and

•	Factors affecting Alcoa’s operations such as equipment outages, labor disputes or work stoppages, supply disruptions or other unexpected events.

The above list of factors is not exhaustive or necessarily in order of importance. Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements include those discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, in “Forward-Looking Statements” on page 6 of the accompanying prospectus, and in our periodic reports referred to in “Where You Can Find More Information” above, including in the following sections of our Annual Report on Form 10-K for the year ended December 31, 2008: Part I, Item 1A (Risk Factors); Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), including the disclosures under Segment Information and Environmental Matters; Part II, Item 7A (Quantitative and Qualitative Disclosures About Market Risk); and Note N to the Consolidated Financial Statements in Part II, Item 8 (Financial Statements and Supplementary Data).

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2008 and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as supplemented by the discussion below, before making an investment decision. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the described risks actually occurs, our business, financial condition or results of operations could be materially adversely affected.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. See “Forward-Looking Statements” on page S-6 of this prospectus supplement.

Risks Related to This Offering and Our Common Stock

The price of our common stock has been and may continue to be volatile, which may make it difficult for you to resell the common stock when you want or at prices you find attractive.

The market price and volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding our operations, business prospects, liquidity or this offering. During the period from January 1, 2009 to January 26, 2010, our common stock has fluctuated from a high of $17.60 per share to a low of $4.97 per share. In addition to the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2008, the price and volume volatility of our common stock may be affected by:

•	operating results that vary from expectations of management, securities analysts and investors;

•

changes in primary aluminum prices on the LME and other commodity prices, including, without limitation, prices for electricity, natural gas, fuel oil, and other raw materials used in our production processes, such as carbon products and caustic soda;

•

supply and demand conditions for primary aluminum and conditions in the aluminum and other end markets we serve, including, without limitation, commercial transportation, automobile, aerospace, building and construction, packaging, oil and gas, defense and industrial markets;

•

our inability to achieve the level of cost reductions, cash generation or conservation, return on capital improvement, improvement in profitability and margins, or strengthening of operations anticipated by management;

•	developments in our business or in the aluminum industry generally;

•	regulatory changes affecting our industry generally or our business and operations;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, joint ventures, acquisitions and other material events by us or our competitors; and

•

changes in global financial and economic markets and general market conditions, such as interest or foreign exchange rates, commodity and equity prices, availability of credit, asset valuations, and volatility.

The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, make it difficult to predict the market price of our common stock in the future and cause the value of your investment to decline.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or of preferred stock or convertible securities or the exercise of such securities could be substantially dilutive to holders of our common stock. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Offerings of debt, which would be senior to our common stock upon liquidation, or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may increase our capital resources or raise additional capital by making additional offerings of debt, such as senior or subordinated notes, or by offering preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Our Articles of Incorporation authorize our board of directors to issue preferred stock without shareholder approval. Our board of directors also has the power, without shareholder approval, subject to our Articles of Incorporation, to set the terms of any such preferred stock that may be issued, including the preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Dividends on our common stock could be further reduced or eliminated in the event of material future deterioration in business conditions.

Our board of directors reviews the appropriateness of the dividend on our common stock each quarter. In March 2009, our board reduced the quarterly dividend on our common stock from $0.17 to $0.03 per share, effective with the dividend payable in May 2009. The determination of the amount of future dividends on our common stock, if any, will be made by our board from time to time and will depend on our future earnings, capital requirements, financial condition and other relevant factors. Our board may determine to reduce further or eliminate our common stock dividend.

Under the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), holders of our common stock are only entitled to receive such dividends payable on our common stock as our board of directors may declare out of funds legally available for such payments and are subject to the prior dividend rights of holders of our preferred stock then outstanding.

Any further downgrade in the credit ratings assigned to our debt securities could increase our future borrowing costs and adversely affect the availability of new financing, which in turn could adversely affect the market price of our common stock.

Currently, Standard and Poor’s Ratings Services rates us with negative outlook, Moody’s Investors Service has placed us under review for possible downgrade, and Fitch Ratings rates us with negative outlook. There can be no assurance that any rating assigned will remain for any given period of time or that a rating will not be lowered, if in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. If we are unable to maintain our outstanding debt and financial ratios at levels acceptable to the credit rating agencies, or should our business prospects deteriorate, our ratings could be downgraded by the rating agencies. A downgrade by one or more of the rating agencies below investment grade level or otherwise could adversely affect the value of our outstanding debt securities, our existing financing, and the availability of other new financing on favorable terms, if at all, increase our borrowing costs and impair our results of operations and financial condition. These events could, in turn, adversely affect the market price of our common stock.

Anti-takeover provisions could enable our management to resist a takeover attempt by a third party and limit the power of our stockholders.

Provisions of Pennsylvania law and of our Articles of Incorporation and By-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging, delaying or preventing a third party from attempting to acquire control of us, even if an acquisition might be in the best interest of our shareholders. For example, we are subject to Subchapters E-J of Chapter 25 and Section 2538 of Subchapter D of Chapter 25 of the PBCL, which could make it more difficult for another party to acquire us. Additionally, our Articles of Incorporation authorize our board of directors to issue preferred stock or adopt other anti-takeover measures without shareholder approval. The existence and adoption of these provisions could adversely affect the voting power of holders of common stock and limit the price that investors might be willing to pay in the future for shares of our common stock. For additional information, see “Description of Common Stock” in the accompanying prospectus.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus supplement will be sold by the Selling Stockholder for its own account. We will not receive any proceeds from the sale of the shares by the Selling Stockholder.

SELLING STOCKHOLDER

On January 26, 2010, we contributed an aggregate of 44,313,146 shares of our common stock to the Selling Stockholder, a tax-qualified trust that holds the assets of certain defined benefit pension plans of Alcoa and its subsidiaries. The plans are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This prospectus supplement covers the resale from time to time by the Selling Stockholder of up to the total number of shares so contributed in the manner contemplated under “Plan of Distribution.”

The shares of common stock are held by The Bank of New York Mellon, Room 625, BNY Mellon Center, Pittsburgh, Pennsylvania 15258, as trustee of the Alcoa Master Retirement Plans Trust (the “Trustee”). Alcoa currently has ongoing banking relationships with the Trustee in the ordinary course of business and expects to continue to have similar relationships with the Trustee in the future. The shares of common stock will be held in a segregated investment account at the Trustee. Evercore Trust Company, N.A. has been appointed as independent investment manager to direct the disposition of the shares of common stock. The independent investment manager will have sole authority to manage the shares of common stock and the sole power to vote and to dispose of the shares of common stock, subject to general investment guidelines approved by the Benefits Management Committee of Alcoa. The Benefits Management Committee has the power to revoke the appointment of the independent investment manager and appoint a new independent investment manager or to change the scope of the appointment of the independent investment manager.

Pursuant to the registration rights agreement between us and the independent investment manager dated January 26, 2010, we agreed, among other things, to supplement our shelf registration statement of which the accompanying prospectus is a part with this prospectus supplement to register the disposition from time to time of the shares contributed to the Selling Stockholder.

The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus supplement from time to time, but is under no obligation to offer or sell any such shares. Because the Selling Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus supplement, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering. See “Plan of Distribution.”

Based upon information provided to us by the Selling Stockholder, the 44,313,146 shares contributed by us to the Selling Stockholder on January 26, 2010 are the only shares of common stock beneficially owned by the Selling Stockholder as of that date.

DESCRIPTION OF THE SECURITIES OFFERED

The Selling Stockholder may offer from time to time up to 44,313,146 shares of our common stock, par value $1.00 per share. Our common stock is listed on the NYSE and trades under the symbol “AA.” As of December 31, 2009, we had 1.8 billion shares of authorized common stock, of which 974,378,820 shares were outstanding and 122,695,718 shares were issued and held in Alcoa’s treasury. For a further description of our common stock, please see “Description of Common Stock” beginning on page 34 in the accompanying prospectus.

PLAN OF DISTRIBUTION

We are registering the resale of the shares of common stock under this prospectus supplement on behalf of the Selling Stockholder. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock.

The Selling Stockholder may, upon the instructions of the independent investment manager, sell all or a portion of the common stock covered by this prospectus supplement from time to time directly or through one or more broker-dealers or agents. If the shares are sold through broker-dealers, the Selling Stockholder will be responsible for discounts or commissions. The shares may, upon the instructions of the independent investment manager, be sold by or for the account of the Selling Stockholder on the New York Stock Exchange or any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or otherwise. These sales may be effected in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of the sale;

•	varying prices determined at the time of sale; or

•	prices determined on a negotiated or competitive bid basis.

The Selling Stockholder may, upon the instructions of the independent investment manager, use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder also may resell all or a portion of the shares in transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, rather than under this prospectus supplement, provided that it meets the criteria and conforms to the requirements of Rule 144.

The Selling Stockholder will act independently of us in making decisions regarding the timing, manner, and size of each sale.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects such transactions by selling the shares to or through broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such compensation will be in amounts to be negotiated, but in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Conduct Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with IM-2440-1.

The Selling Stockholder and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Stockholder is a trust that is subject to ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prohibited transactions under Title I of ERISA and Section 4975 of the Code could arise if, absent an available exemption, a person or entity which is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase any of the shares of common stock being offered by the Selling Stockholder, other than in a blind transaction over a national securities exchange. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

We will pay all expenses of the registration of the shares pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws, and the reasonable fees and expenses (not to exceed $15,000 without our prior written consent) of legal counsel to the independent investment manager incurred in connection with the registration and sale of the shares; provided, however, that the Selling Stockholder, to the extent permitted by applicable law, will bear the expense of any broker’s commission, agency fee, underwriter’s discount or commission, or transfer taxes, if any. We have agreed to indemnify the Selling Stockholder and the independent investment manager against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or to contribute to payments the Selling Stockholder or the independent investment manager may be required to make because of those liabilities, in accordance with the registration rights agreement.

Broker-dealers and agents, and their respective affiliates, may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for Alcoa by Thomas F. Seligson, Esq., Counsel to Alcoa. Mr. Seligson is paid a salary by Alcoa, is a participant in various employee benefit plans (including defined benefit plans) offered to Alcoa employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of Alcoa common stock.

EXPERTS

The consolidated financial statements, as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2008, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Alcoa Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Alcoa Inc. for the three-month periods ended March 31, 2009 and 2008 incorporated in this prospectus supplement by reference to the Quarterly Report on Form 10-Q of Alcoa Inc. for the quarterly period ended March 31, 2009, the three-month and six-month periods ended June 30, 2009 and 2008 incorporated in this prospectus supplement by reference to the Quarterly Report on Form 10-Q of Alcoa Inc. for the quarterly period ended June 30, 2009, and the three-month and nine-month periods ended September 30, 2009 and 2008 incorporated in this prospectus supplement by reference to the Quarterly Report on Form 10-Q of Alcoa Inc. for the quarterly period ended September 30, 2009, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 23, 2009, July 23, 2009 and October 23, 2009 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS

Alcoa Inc.

Debt Securities

Class B Serial Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Alcoa Trust I

Trust Preferred Securities Fully and Unconditionally Guaranteed by Alcoa Inc.

Alcoa Inc. may offer from time to time, in one or more offerings:

•	senior debt securities;

•	subordinated debt securities;

•	Class B serial preferred stock;

•	common stock;

•	warrants to purchase debt securities, Class B serial preferred stock or common stock;

•	stock purchase contracts; or

•	stock purchase units.

Alcoa Inc.’s common stock is listed on the New York Stock Exchange under the symbol “AA.”

Alcoa Trust I may offer from time to time trust preferred securities, fully and unconditionally guaranteed on a subordinated basis by Alcoa Inc.

We will provide the specific terms of any securities we offer in one or more supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

The mailing address of the principal executive offices of Alcoa Inc. is 390 Park Avenue, New York, New York 10022-4608, and the telephone number is 212-836-2600. The mailing address of the principal executive offices of Alcoa Trust I is 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858, and the telephone number is 412-553-4545.

We urge you to read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of factors you should consider before deciding to invest in any securities offered by this prospectus. See “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this Prospectus is March 10, 2008.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Alcoa and the Alcoa Trust have filed with the Securities and Exchange Commission (the “SEC”), using an automatic shelf registration process. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus does not contain all of the information in that registration statement. For further information about Alcoa’s business, the Alcoa Trust and the securities that may be offered under this prospectus, you should refer to the registration statement and its exhibits. The exhibits to the registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these contracts and documents. These summaries are qualified in all respects by reference to all of the provisions contained in the applicable contract or document. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Alcoa,” “the company,” “we,” “us” and “our” are to Alcoa Inc. and its consolidated subsidiaries, and references in this prospectus to “the Alcoa Trust” are to Alcoa Trust I.

WHERE YOU CAN FIND MORE INFORMATION

Alcoa files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet web site at http://www.alcoa.com. However, the information on our Internet web site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of the offering under this prospectus, except as noted in the paragraph below:

•	Annual Report on Form 10-K for the year ended December 31, 2007; and

•	Current Reports on Form 8-K filed on January 18, 2008, January 28, 2008 and March 3, 2008.

We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference into this prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address:

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Attention: Investor Relations

Telephone: (212) 836-2674

You also may receive a copy of the registration statement of which this prospectus is a part and its exhibits at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s web site at http://www.sec.gov.

No separate financial statements of the Alcoa Trust have been included or incorporated by reference in this prospectus. Neither the Alcoa Trust nor Alcoa considers financial statements of the Alcoa Trust to be material to investors in the securities offered under this prospectus because:

•	all of the voting securities of the Alcoa Trust will be owned, directly or indirectly, by Alcoa, a reporting company under the Exchange Act;

•

the Alcoa Trust has no independent operations and exists solely for the purposes of (i) issuing and selling trust preferred securities and investing the proceeds in a specific series of subordinated debt securities issued by Alcoa; (ii) issuing to Alcoa trust common securities representing undivided beneficial interests in the assets of the Alcoa Trust and investing the proceeds in additional subordinated debt securities issued by Alcoa; and (iii) engaging in other activities that are necessary, convenient or incidental to the foregoing; and

•

the obligations of the Alcoa Trust under any trust preferred securities issued by it will be fully and unconditionally guaranteed on a subordinated basis by Alcoa to the extent described in this prospectus or any applicable prospectus supplement.

ALCOA INC.

Formed in 1888, Alcoa is a Pennsylvania corporation with its principal office at 390 Park Avenue, New York, New York 10022-4608 (telephone number (212) 836-2600).

Alcoa is the world leader in the production and management of primary aluminum, fabricated aluminum and alumina combined, through its active and growing participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating and recycling. Aluminum is a commodity that is traded on the London Metal Exchange (LME) and priced daily based on market supply and demand. Aluminum and alumina represent approximately three-fourths of Alcoa’s revenues, and the price of aluminum influences the operating results of Alcoa. Non-aluminum products include precision castings, industrial fasteners and electrical distribution systems for cars and trucks. Alcoa’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

ALCOA TRUST I

The Alcoa Trust is a statutory business trust formed in 1998 under Delaware law pursuant to:

•	a Declaration of Trust (the “Declaration”) executed by Alcoa, as sponsor for the Alcoa Trust, and the trustees of the Alcoa Trust; and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware.

The Alcoa Trust exists for the sole purposes of:

•	issuing and selling trust preferred securities and investing the proceeds in a specific series of subordinated debt securities issued by Alcoa;

•

issuing to Alcoa trust common securities representing undivided beneficial interests in the assets of the Alcoa Trust and investing the proceeds in additional subordinated debt securities issued by Alcoa; and

•	engaging in other activities that are necessary, convenient or incidental to the foregoing.

The Alcoa Trust will not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake, or permit to be undertaken, any activity that would cause the Alcoa Trust not to be classified for U.S. Federal income tax purposes as a grantor trust. Alcoa will own all of the trust common securities issued by the Alcoa Trust, if any. The trust common securities will rank pari passu, and payments will be made thereon pro rata, with any trust preferred securities issued by the Alcoa Trust, except that upon the occurrence and continuance of an event of default under the Declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of any trust preferred securities issued by the Alcoa Trust. In connection with the issuance of trust preferred securities by the Alcoa Trust, Alcoa will acquire trust common securities having an aggregate liquidation amount equal to a minimum of 3% of the total capital of the Alcoa Trust. The Alcoa Trust has a term of 40 years but may terminate earlier as provided in the Declaration.

The Alcoa Trust’s business and affairs will be conducted by the trustees. Alcoa, as the holder of the trust common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the Alcoa Trust. The duties and obligations of the trustees will be governed by the Declaration. At least one of the trustees of the Alcoa Trust will be a person who is an employee or officer of or who is affiliated with Alcoa (a “Regular Trustee”). One trustee of the Alcoa Trust will be a financial institution that is not affiliated with Alcoa, which will act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), pursuant to the terms set forth in an applicable prospectus supplement (the “Property Trustee”). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of the Alcoa Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware (the “Delaware Trustee”).

Alcoa will pay all fees and expenses related to the Alcoa Trust and any offering of trust preferred securities under this prospectus. Unless otherwise set forth in a prospectus supplement relating to an offering of trust preferred securities, the Property Trustee will be The Bank of New York Trust Company, N.A., and the Delaware Trustee will be BNYM (Delaware) (formerly known as The Bank of New York (Delaware)), as successor trustee to Chase Bank USA National Association (formerly known as Chase Manhattan Bank Delaware). The office of the Delaware Trustee in the State of Delaware is 100 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of the Alcoa Trust is c/o Alcoa Inc., 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858 (telephone: (412) 553-4545).

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, information incorporated by reference in this prospectus, and any applicable prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events and expectations and can be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “projects,” “should,” “will,” “will likely result,” or other similar expressions. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, and statements regarding Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Accordingly, you should not place undue reliance on such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

For information on some of the factors that could cause actual results to differ materially from those in forward-looking statements, see the section entitled “Risk Factors” in this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of Alcoa’s earnings to fixed charges for the periods indicated:

Year Ended December 31,
2007	2006	2005	2004	2003
7.5x	6.8x	5.4x	7.1x	5.2x

The ratios include all earnings from continuing operations and fixed charges of Alcoa. Earnings have been calculated by adding to income from continuing operations the following: minority interests; the provision for taxes on income; amortization of capitalized interest; interest expense, amortization of debt expense and an amount representative of the interest factor in rentals; and the distributed income of less than 50% owned entities; and have been decreased by the following: equity income of entities less than 50% owned; and the minority interests’ share in the pretax income of majority-owned subsidiaries of Alcoa without fixed charges. Fixed charges consist of interest expense, amortization of debt expense, an amount representative of the interest factor in rentals, capitalized interest and preferred stock dividend requirements of majority-owned subsidiaries.

A ratio of combined fixed charges and preference dividends to earnings is not presented as the results do not differ materially from the ratio of earnings to fixed charges presented above.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, Alcoa will use the net proceeds from the sale of the securities offered by it under this prospectus for general corporate purposes, which may include repayment of borrowings (including borrowings under Alcoa’s commercial paper program), satisfaction of working capital requirements, capital expenditures, purchases under stock repurchase programs and funding of acquisitions. Unless otherwise specified in an applicable prospectus supplement, the Alcoa Trust will use the net proceeds from the sale of trust preferred securities offered by it under this prospectus to purchase subordinated debt securities of Alcoa. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description sets forth certain general terms and provisions of the senior debt securities that Alcoa may offer from time to time in the future under this prospectus. The particular terms of any senior debt securities and the extent, if any, to which the following general provisions may apply to any series of senior debt securities will be described in a prospectus supplement relating to the issuance of those senior debt securities.

Senior debt securities may be issued, from time to time, in one or more series under the Indenture, dated as of September 30, 1993, between Alcoa and The Bank of New York Trust Company, N.A., as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A.), as supplemented by the First Supplemental Indenture, dated as of January 25, 2007, between Alcoa and The Bank of New York Trust Company, N.A., as trustee (together, the “senior indenture”). The senior indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You may also obtain a copy of the senior indenture from us without charge by the means described under “Where You Can Find More Information.” References in this prospectus to the trustee for the senior debt securities mean The Bank of New York Trust Company, N.A.

The following summary of certain provisions of the senior indenture and the senior debt securities that may be offered under this prospectus is not meant to be complete. For more information, you should refer to the full text of the senior indenture and the senior debt securities, including the definitions of terms used and not defined in this prospectus.

General

The senior indenture does not limit the aggregate principal amount of senior debt securities that Alcoa may issue, whether under the senior indenture or any existing indenture or other indenture that Alcoa may enter into in the future or otherwise. Unless otherwise specified in a prospectus supplement relating to an offering of senior debt securities, the senior debt securities offered under this prospectus:

•	will be unsecured obligations of Alcoa;

•	may be issued under the senior indenture from time to time in one or more series up to the aggregate amount from time to time authorized by Alcoa for each series; and

•	will rank on a parity with all other unsecured and unsubordinated indebtedness of Alcoa.

A prospectus supplement will describe the following terms of any series of senior debt securities that Alcoa may offer:

•	the specific designation, aggregate principal amount being offered and purchase price;

•	any limit on the aggregate principal amount of such senior debt securities that Alcoa may issue;

•

whether the senior debt securities are to be issuable as registered securities or bearer securities or both, whether any of the senior debt securities are to be issuable initially in temporary global form and whether any of the senior debt securities are to be issuable in permanent global form;

•	the date(s) on which the principal is payable and any right to extend such date(s);

•	the rate(s) at which the senior debt securities being offered will bear interest or method of calculating any interest rate(s);

•	the date(s) from which interest will accrue, or the manner of determination of interest payment dates;

•

the regular record date for any interest payable on any senior debt securities being offered which are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a temporary global senior debt security on an interest payment date will be paid if other than in the manner described under “Temporary Global Securities” below;

•

the person to whom any interest on any registered security of the series will be payable if other than the person in whose name the registered security is registered at the close of business on the regular record date for the interest as described under “Payment and Paying Agents” below, and the manner in which any interest on any bearer security will be paid if other than in the manner described under “Payment and Paying Agents” below;

•	any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

•	any mandatory or optional sinking fund or analogous provisions;

•

each office or agency where, subject to the terms of the senior indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the senior debt securities will be payable and each office or agency where, subject to the terms of the senior indenture as described below under “Form, Exchange, Registration and Transfer,” the senior debt securities may be presented for registration of transfer or exchange;

•

the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities may be redeemed, in whole or in part, at the option of Alcoa;

•

any obligation of Alcoa to redeem or purchase the senior debt securities at the option of the holder thereof and the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities will be redeemed or purchased, in whole or in part, under such obligations;

•

the denominations in which any senior debt securities that are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any senior debt securities that are bearer securities will be issuable, if other than the denomination of $5,000;

•

the currency, currencies or currency units of payment of principal of and any premium and interest on the senior debt securities and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding senior debt securities of the series;

•	any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•	the portion of the principal amount of the senior debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	if other than the trustee, the person who will be the security registrar of the senior debt securities;

•	whether the senior debt securities will be subject to defeasance or covenant defeasance as described under “Defeasance and Covenant Defeasance”;

•	any terms and conditions under which the senior debt securities of the series may be convertible into or exchangeable for other securities of Alcoa or another issuer;

•

whether the senior debt securities of the series will be issuable in whole or in part in the form of one or more book-entry securities and, in such case, the depository or depositories for such book-entry debt security or book-entry securities and any circumstances other than those set forth in the senior indenture in which any such book-entry security may be transferred to, and registered and exchanged for senior debt securities registered in the name of, a person other than the depository for such book-entry security or a nominee thereof and in which any such transfer may be registered;

•

any and all other terms, including any modifications of or additions to the events of default or covenants, and any terms that may be required by or advisable under applicable laws or regulations not inconsistent with the senior indenture;

•	whether the senior debt securities are issuable as a global security, and in such case, the identity of the depository;

•	any applicable material U.S. Federal income tax consequences;

•	any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture (Section 301); and

•	any special provisions for the payment of additional amounts with respect to the senior debt securities.

Senior debt securities may be issued at a substantial discount below their stated principal amount. Certain U.S. Federal income tax considerations applicable to senior debt securities issued at a discount and to senior debt securities that are denominated in a currency other than U.S. dollars will be described in the applicable prospectus supplement.

Senior debt securities may also be issued under the senior indenture upon the exercise of warrants, in connection with a stock purchase contract or as part of a stock purchase unit. See “Description of Warrants” and “Description of Stock Purchase Contracts and Stock Purchase Units.”

Form, Exchange, Registration and Transfer

Senior debt securities may be issued in registered form or bearer form or both, as specified in the terms of the series. Unless otherwise indicated in an applicable prospectus supplement, definitive bearer securities will have interest coupons attached. (Section 201) Senior debt securities of a series may also be issuable in temporary and permanent global form. (Section 201) See “Permanent Global Securities.”

In connection with its sale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), no bearer security, including a senior debt security in permanent global form, may be mailed or otherwise delivered to any location in the United States or its possessions. No bearer security other than a temporary global bearer security may be delivered, nor may interest be paid on any bearer security unless the person entitled to receive the bearer security or interest furnishes written certification, in the form required by the senior indenture, to the effect that such person:

•	is not a U.S. person;

•

is a foreign branch of a U.S. financial institution purchasing for its own account or for resale, or is a U.S. person who acquired the senior debt security through such a financial institution and who holds the senior debt security through such financial institution on the date of certification. In either of such cases, such financial institution must provide a certificate to Alcoa or the distributor selling the senior debt security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder; or

•	is a financial institution holding for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

A financial institution holding for purposes of resale during the restricted period, whether or not also satisfying the other two prongs of the above sentence, must certify that it has not acquired the senior debt security for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions. In the case of a bearer security in permanent global form, such certification must be given in connection with notation of a beneficial owner’s interest therein. (Section 303) See “Temporary Global Securities.”

Senior debt securities may be presented for exchange as follows:

•	Registered securities will be exchangeable for other registered securities of the same series.

•

If senior debt securities have been issued as both registered securities and bearer securities, subject to certain conditions, holders may exchange bearer securities for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

•

Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the senior indenture.

•	Bearer securities will not be issued in exchange for registered securities.

•

Each bearer security other than a temporary global bearer security will bear a legend substantially to the following effect: “Any U.S. Person who holds this obligation will be subject to limitations under the U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

Registered securities may be presented for registration of transfer, with the form of transfer endorsed thereon duly executed, if so required by Alcoa or the trustee or any transfer agent, at the office of the security registrar or at the office of any transfer agent designated by Alcoa for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the senior indenture. Any transfer or exchange will be effected once the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305)

If a prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by Alcoa with respect to any series of senior debt securities, Alcoa may at any time rescind the designation of any additional transfer agent or approve a change in the location through which any transfer agent acts. If senior debt securities of a series are issuable solely as registered securities, Alcoa will be required to maintain a transfer agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Alcoa will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for the series located outside the United States. Alcoa may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)

If debt securities of a series are redeemed in part, Alcoa will not be required to:

•

issue, register the transfer of or exchange senior debt securities of the series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•	if senior debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

•

if senior debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if senior debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•

exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of the paying agent(s) designated by Alcoa from time to time. At the option of Alcoa, payment of any interest may instead be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest. (Section 307)

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States as Alcoa may designate from time to time by check or by transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender outside the United States, to the paying agent, of the coupon relating to that interest payment date. (Section 1001) No payment with respect to any bearer security will be made at any office or agency of Alcoa in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of Alcoa’s paying agent in the Borough of Manhattan, the City of New York, if, but only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in Pittsburgh, Pennsylvania will be designated as a paying agent for Alcoa for payments with respect to senior debt securities which are issuable solely as registered securities. Alcoa will maintain a paying agent outside of the United States for payments with respect to senior debt securities, subject to the limitations described above on bearer securities, which are issuable solely as bearer securities, or as both registered securities and bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by Alcoa for the senior debt securities will be named in an applicable prospectus supplement. Alcoa may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If senior debt securities of a series are issuable solely as registered securities, Alcoa will be required to maintain a paying agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Alcoa will be required to maintain:

•

a paying agent in the Borough of Manhattan, the City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise; and

•

a paying agent in a place of payment located outside the United States where senior debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment. If the senior debt securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange so requires, Alcoa will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the senior debt securities of such series. (Section 1002)

All monies paid by Alcoa to a paying agent for the payment of principal of and any premium or interest on any senior debt security that remain unclaimed at the end of two years after such principal, premium or interest becomes due and payable will be repaid to Alcoa. Thereafter, the holder of any such senior debt security or any coupon may look only to Alcoa for payment. (Section 1003)

Book-Entry Securities

The senior debt securities of a series may be issued in the form of one or more registered securities that will be registered in the name of a depository or its nominee and bear a legend as specified in the senior indenture. These senior debt securities will be known as book-entry securities. Unless otherwise indicated in the applicable prospectus supplement, a book-entry security may not be registered for transfer or exchange to any person other than the depository or its nominee unless:

•	the depository notifies Alcoa that it is unwilling to continue as depository or ceases to be a clearing agency registered under the Exchange Act;

•	Alcoa executes and delivers to the trustee a company order that the transfer or exchange of the book-entry security will be registrable; or

•

there has occurred and is continuing an event of default, or an event that after notice or lapse of time, or both, would be an event of default, with respect to the senior debt securities evidenced by the book-entry security.

Upon the occurrence of any of the conditions specified above or other conditions as may be specified as contemplated by the senior indenture, the book-entry security may be exchanged for senior debt securities of the series registered in the names of, and the transfer of the book-entry security may be registered to, such persons, including persons other than the depository with respect to such series and its nominees, as the depository may direct.

The specific terms of the depository arrangement with respect to any portion of a series of registered book-entry securities to be represented by a book-entry security will be described in the applicable prospectus supplement. Alcoa expects that the following provisions will apply to depository arrangements.

Unless otherwise specified in the applicable prospectus supplement, senior debt securities that are to be represented by a book-entry security to be deposited with or on behalf of a depository will be represented by a book-entry security registered in the name of the depository or its nominee. Upon the issuance of a book-entry security, and the deposit of the book-entry security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the senior debt securities represented by the book-entry security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents of the senior debt securities or by Alcoa if the senior debt securities are offered and sold directly by Alcoa. Ownership of beneficial interests in a book-entry security will be limited to the institutions that have accounts with the depository or persons that may hold interests through the institutions. Ownership of beneficial interests by the institutions in the book-entry security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the book-entry security. Ownership of beneficial interests in the book-entry security by persons that hold through the institutions will be shown on, and the transfer of that ownership interest within the institution will be effected only through, records maintained by that institution. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in book-entry securities.

So long as the depository for a book-entry security, or its nominee, is the registered owner of that book-entry security, the depository or nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the book-entry security for all purposes under the senior indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a book-entry security:

•	will not be entitled to have senior debt securities of the series registered in their names;

•	will not receive or be entitled to receive physical delivery of senior debt securities in certificated form; and

•	will not be considered the holders of debt securities for any purposes under the senior indenture. (Sections 204 and 305)

Accordingly, each person owning a beneficial interest in a book-entry security must rely on the procedures of the depository and, if such person does not have an account with the depository, on the procedures of the institution through which such person owns its interest, to exercise any rights of a holder under the senior indenture. The senior indenture provides that the depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the senior indenture. (Section 104) Alcoa understands that under existing industry practices, if Alcoa requests any action of holders, or if an owner of a beneficial interest in such book-entry security desires to give any notice or take any action a holder is entitled to give or take under the senior indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Temporary Global Securities

If so specified in an applicable prospectus supplement, all or any portion of the senior debt securities of a series that are issuable as bearer securities may initially be represented by one or more temporary global senior debt securities, without interest coupons, to be deposited with a common depository in London for the Euroclear System (“Euroclear”) and Clearstream Banking Luxembourg S.A. (“Clearstream”) for credit to the designated accounts. On and after the date determined as provided in any temporary global senior debt security and described in an applicable prospectus supplement, each temporary global senior debt security will be exchanged for an interest in a permanent global bearer security as specified in an applicable prospectus supplement, but, unless otherwise specified in an applicable prospectus supplement, only upon receipt of:

•	written certification from Euroclear or Clearstream, as the case may be, in the form and to the effect required by the senior indenture (a “Depository Tax Certification”); and

•

written certification by Euroclear or Clearstream from the person entitled to receive such senior debt securities in the form and to the effect described under “Form, Exchange, Registration and Transfer.”

No definitive bearer security, including a senior debt security in permanent global form that is either a bearer security or exchangeable for bearer securities, delivered in exchange for a portion of a temporary or permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)

Unless otherwise specified in an applicable prospectus supplement, interest in respect of any portion of a temporary global senior debt security payable in respect of an interest payment date occurring before the issuance of securities in permanent global form will be paid to each of Euroclear and Clearstream with respect to the portion of the temporary global senior debt security held for its account following the receipt by Alcoa or its agent of a Depository Tax Certification. Each of Euroclear and Clearstream will undertake in such circumstances to credit such interest received by it in respect of a temporary global senior debt security to the respective accounts for which it holds such temporary global senior debt security only upon receipt in each case of certification in the form and to the effect described under “Form, Exchange, Registration and Transfer” with respect to the portion of such temporary global senior debt security on which such interest is to be so credited. Receipt of the certification described in the preceding sentence by Euroclear or Clearstream, as the case may be, will constitute irrevocable instructions to Euroclear or Clearstream to exchange such portion of the temporary global senior debt security with respect to which such certification was received for an interest in a permanent global senior debt security.

Permanent Global Securities

If any senior debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any such permanent global senior debt security may exchange their interests for senior debt securities of the series and of like tenor and principal amount in any authorized form and denomination. No bearer security delivered in exchange for a portion of a permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with the exchange. (Section 305).

A person having a beneficial interest in a permanent global senior debt security will, except with respect to payment of principal of and any premium and interest on the permanent global senior debt security, be treated as a holder of the principal amount of outstanding senior debt securities represented by the permanent global senior debt security as is specified in a written statement of:

•	the holder of the permanent global senior debt security, or

•	in the case of a permanent global senior debt security in bearer form, the operator of Euroclear or Clearstream,

which is produced to the trustee by such person. (Section 203) Principal of and any premium and interest on a permanent global senior debt security will be payable in the manner described in the applicable prospectus supplement.

Certain Limitations

The senior indenture contains the covenants and limitations summarized below. These covenants and limitations will be applicable, unless waived or amended, so long as any of the senior debt securities are outstanding, unless stated otherwise in the prospectus supplement.

Liens. Alcoa covenants that it will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary to create, incur, assume or guarantee, any indebtedness for borrowed money secured by a mortgage, security interest, pledge, charge or similar encumbrance (“mortgages”) upon any Principal Property of Alcoa or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the senior debt securities. The foregoing restriction, however, will not apply to:

•	mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•

mortgages on property existing at the time of acquisition of such property by Alcoa or a Restricted Subsidiary or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition or to secure any indebtedness incurred before, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

•	mortgages to secure indebtedness of a Restricted Subsidiary to Alcoa or another Restricted Subsidiary;

•	mortgages existing at the date of the senior indenture;

•

mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Alcoa or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Alcoa or a Restricted Subsidiary;

•	certain mortgages in favor of governmental entities; or

•	extensions, renewals or replacements of any mortgage referred to in the above listed exceptions. (Section 1009)

Notwithstanding the restrictions outlined in the preceding paragraph, Alcoa or any Restricted Subsidiary will be permitted to create, incur, assume or guarantee any indebtedness secured by a mortgage without equally and ratably securing the senior debt securities, if after giving effect thereto, the aggregate amount of all indebtedness so secured by mortgages, not including mortgages permitted under the listed exceptions above, does not exceed 15% of Consolidated Net Tangible Assets. (Section 1009)

Sale and Leaseback Arrangements. Alcoa covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing to Alcoa or any Restricted Subsidiary of Principal Property, where such Principal Property has been or is to be sold or transferred by Alcoa or such Restricted Subsidiary to such person, unless either:

•

Alcoa or such Restricted Subsidiary would be entitled to create, incur, assume or guarantee indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt with respect to such arrangement, without equally and ratably securing the senior debt securities pursuant to the limitation in the senior indenture on liens; or

•

Alcoa applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such arrangement to the retirement of indebtedness that matures more than twelve months after the creation of such indebtedness.

This restriction on sale and leaseback transactions does not apply to any transaction:

•	involving a lease for a term of not more than three years; or

•	between Alcoa and a Restricted Subsidiary or between Restricted Subsidiaries. (Section 1010)

Highly leveraged transactions. The senior indenture does not contain provisions that would afford protection to the holders of the senior debt securities in the event of a highly leveraged transaction involving Alcoa.

Certain Definitions

The following are definitions of certain capitalized words used in this summary. These and other definitions are set forth in their entirety in the senior indenture.

“Attributable Debt” when used in connection with a sale and leaseback transaction referred to above means, at the time of determination, the lesser of:

•	the fair value of such property as determined by Alcoa’s board of directors; or

•

the present value, discounted at the annual rate of 9%, compounded semi-annually, of the obligation of the lessee for net rental payments during the remaining term of the lease, including any period for which such lease has been extended.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets, less applicable reserves and other properly deductible items, adjusted for inventories on the basis of cost, before application of the “last-in first-out” method of determining cost, or current market value, whichever is lower, and deducting therefrom:

•	all current liabilities except for:

•	notes and loans payable,

•	current maturities of long-term debt, and

•	current maturities of obligations under capital leases; and

•

all goodwill, tradenames, patents, unamortized debt discount and expenses, to the extent included in such aggregate amount of assets, and other like intangibles, all as set forth on the most recent consolidated balance sheet of Alcoa and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Principal Property” means any manufacturing plant or manufacturing facility that is:

•	owned by Alcoa or any Restricted Subsidiary; and

•	located within the continental United States of America.

However, any plant that, in the opinion of Alcoa’s board of directors, is not of material importance to the total business conducted by Alcoa and the Restricted Subsidiaries taken as a whole will not constitute a Principal Property.

“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the continental United States, but excluding any Subsidiary that:

•	is principally engaged in leasing or in financing receivables, or

•	is principally engaged in financing Alcoa’s operations outside the continental United States, or

•	principally serves as a partner in a partnership.

“Subsidiary” means any corporation of which more than 50% of the outstanding stock having the voting power to elect a majority of the board of directors of such corporation as at the time is owned, directly or indirectly, by Alcoa or by one or more Subsidiaries.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to senior debt securities:

(a)	failure to pay any interest when due, and this failure continues for 30 days;

(b)	failure to pay any principal or premium when due;

(c)	failure to deposit any sinking fund payment when due and this failure continues for 30 days;

(d)	failure to perform any other covenant of Alcoa in the senior indenture (other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than that series), and this failure continues for 90 days after written notice as provided in the senior indenture;

(e)	default resulting in acceleration of any indebtedness for money borrowed by Alcoa in a principal amount in excess of $50,000,000 under the terms of the instrument(s) under which such indebtedness is issued or secured if such acceleration is not rescinded or annulled within 10 days after written notice as provided in the senior indenture, provided that, the resulting event of default under the senior indenture will be cured or waived if such other default is cured or waived;

(f)	certain events in bankruptcy, insolvency or reorganization involving Alcoa; and

(g)	any other event of default provided with respect to senior debt securities of a series. (Section 501)

Because the applicable threshold amount of indebtedness the acceleration of which would give rise to an event of default under the senior indenture is lower for each series of senior debt securities issued under the senior indenture before January 25, 2007 (the date of the First Supplemental Indenture), the acceleration of outstanding indebtedness of Alcoa may constitute an event of default with respect to one or more of such previously issued series, but may not constitute an event of default under the respective terms of any series of senior debt securities issued after the date of the First Supplemental Indenture.

If an event of default with respect to senior debt securities occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series by notice as provided in the senior indenture may declare the principal amount (or, if the senior debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the senior debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to senior debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. (Sections 601 and 603) The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series. (Section 512)

Conversion and Exchange Rights

The senior debt securities of any series may be convertible into or exchangeable for other securities of Alcoa or another issuer on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement with respect to the senior debt securities of a series, Alcoa, at its option:

(a)	will be discharged from any and all obligations in respect of the senior debt securities of that series, except for certain obligations to:

•	issue temporary senior debt securities pending preparation of definitive senior debt securities,

•	register the transfer or exchange of senior debt securities of such series,

•	replace stolen, lost or mutilated senior debt securities of such series, and

•	maintain paying agents and hold monies for payment in trust,

or

(b)	need not comply with the covenants that are set forth under “Certain Limitations” and “Consolidation, Merger and Sale of Assets,” and the occurrence of an event described under clause (d) of “Events of Default” with respect to any defeased covenant and clauses (e) and (g) of “Events of Default” will no longer be events of default, if, in each case, Alcoa irrevocably deposits with the trustee, in trust, money and/or U.S. government obligations that through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and any premium and interest on the senior debt securities of such series on the dates such payments are due, which may include one or more redemption dates designated by Alcoa, in accordance with the terms of the senior indenture and the senior debt securities. (Sections 1301, 1302, 1303 and 1304) The trust may only be established if, among other things:

•

no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under the senior indenture has occurred and is continuing on the date of such deposit, and no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under clause (f) of “Events of Default” has occurred and is continuing at any time during the period ending on the 91st day following such date of deposit, and

•

Alcoa has delivered an opinion of counsel based, in the event of a defeasance of the type described in clause (b) above, upon a ruling from the Internal Revenue Service or a change in applicable U.S. Federal income tax law from the date of the senior indenture, to the effect that the holders of the senior debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit or defeasance and will be subject to U.S. Federal income tax in the same manner as if such defeasance had not occurred. (Section 1304)

If Alcoa omits to comply with its remaining obligations under the senior indenture after a defeasance of the senior indenture with respect to the senior debt securities of any series as described under clause (b) above and the senior debt securities of such series are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from such event of default. However, Alcoa will remain liable in respect of such payments.

Meetings, Modification and Waiver

Alcoa and the trustee may make modifications and amendments of the senior indenture with the consent of the holders of not less than 50% in aggregate principal amount of the outstanding senior debt securities of each series affected by the modification or amendment. However, Alcoa and the trustee may not make any of the following modifications or amendments without the consent of the holder of each outstanding senior debt security affected:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any senior debt security;

•	reduce the principal amount of, or premium or interest on, any senior debt security;

•	change any obligation of Alcoa to pay additional amounts;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any senior debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

•

reduce the percentage in principal amount of outstanding senior debt securities of any series, the consent of whose holders is required for modification or amendment of the senior indenture or for waiver of compliance with certain provisions of such senior indenture or for waiver of certain defaults;

•	reduce the requirements contained in the senior indenture for quorum or voting;

•	change any obligation of Alcoa to maintain an office or agency in the places and for the purposes required by the senior indenture; or

•	modify any of the above provisions. (Section 902)

The holders of at least 50% of the outstanding senior debt securities of a series may waive compliance by Alcoa with certain restrictive provisions of the senior indenture. (Section 1012)

The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series may, on behalf of all holders of senior debt securities of that series and any coupons appertaining thereto, waive any past default under the senior indenture with respect to senior debt securities of that series, except a default:

•	in the payment of principal of, or any premium or interest on, any senior debt security of the series; and

•

in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of the series affected. (Section 513)

In determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of senior debt securities for quorum purposes:

•

the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable as of the date of such determination upon acceleration of its maturity;

•

the principal amount of a senior debt security denominated in a foreign currency or currencies will be the U.S. dollar equivalent, determined on the date of original issuance of that security, of the principal amount of the senior debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of the senior debt security, of the amount determined as provided above); and

•	senior debt securities owned by Alcoa or an affiliate of Alcoa will not be deemed outstanding. (Section 101)

The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of that series are issuable as bearer securities. (Section 1401) A meeting may be called at any time by the trustee, and also, upon request, by Alcoa or the holders of at least 10% in principal amount of the outstanding senior debt securities of a series, in any case upon notice given in accordance with “Notices” below. (Section 1402) To be entitled to vote at any meeting of holders of senior debt securities of any series, a person must be:

•	a holder of one or more outstanding senior debt securities of the series; or

•	a person appointed by an instrument in writing as proxy of a holder, including proxies given to beneficial owners of book-entry securities by the depository or its nominee. (Section 1403)

Except for any consent that must be given by the holder of each outstanding senior debt security affected thereby, as described above,

•

any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding senior debt securities of that series; and

•

any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding senior debt securities of that series.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of that series and the related coupons.

The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding senior debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the holders of not less than 66 2/3% in principal amount of the outstanding senior debt securities of a series, the persons holding or representing 66 2/3% in principal amount of the outstanding senior debt securities of such series will constitute a quorum. (Section 1404)

Consolidation, Merger and Sale of Assets

Alcoa may, without the consent of the holders of any of the outstanding senior debt securities under the senior indenture, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into Alcoa or convey, transfer or lease its properties and assets substantially as an entirety to Alcoa, provided that:

•	any successor person assumes Alcoa’s obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, has occurred and is continuing; and

•	certain other conditions are met. (Section 801)

Notices

Except as otherwise provided in the senior indenture, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such senior debt securities and described in the applicable prospectus supplement. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register. (Sections 101 and 106)

Title

Title to any bearer securities and any coupons will pass by delivery. Alcoa, the trustee and any agent of Alcoa or the trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the absolute owner thereof, whether or not the senior debt security or coupon is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)

Replacement of Securities and Coupons

Alcoa will replace any mutilated senior debt security or a senior debt security with a mutilated coupon at the expense of the holder upon surrender of the senior debt security to the security registrar.

Alcoa will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the senior debt security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Alcoa and the trustee. If any coupon becomes destroyed, stolen or lost, that coupon will be replaced by issuance of a new senior debt security in exchange for the senior debt security to which that coupon is attached. In the case of a destroyed, lost or stolen senior debt security or coupon, an indemnity satisfactory to the trustee and Alcoa may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)

Governing Law

The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act applies. (Section 113)

Regarding the Trustee

The Bank of New York Trust Company, N.A. is the trustee under the senior indenture relating to the senior debt securities and serves as the trustee for other debt securities of certain of Alcoa’s subsidiaries. The Bank of New York Trust Company, N.A. has, and certain of its affiliates may from time to time have, banking relationships with us and certain of our affiliates.

The trustee under the senior indenture may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under the senior indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

The following description sets forth certain general terms and provisions of the subordinated debt securities that Alcoa may offer. The particular terms of the subordinated debt securities and the extent, if any, to which the general provisions may apply to the subordinated debt securities will be described in the related prospectus supplement.

The subordinated debt securities may be issued under an indenture between Alcoa and The Bank of New York Trust Company, N.A., as trustee, or such other trustee that is named in a prospectus supplement (the “subordinated indenture”). The form of the subordinated indenture has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain provisions of the subordinated indenture and the subordinated debt securities is not meant to be complete. For more information, you should refer to the full text of the subordinated indenture and the subordinated debt securities, including the definitions of terms used and not defined in this prospectus or the related prospectus supplement.

General

The subordinated debt securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt (as defined below) of Alcoa. The subordinated indenture does not limit the incurrence or issuance of other secured or unsecured debt of Alcoa, whether under the subordinated indenture or any existing or other indenture that Alcoa may enter into in the future or otherwise. See “Subordination.”

The subordinated debt securities will not be subject to any sinking fund provision.

A prospectus supplement will describe the following terms of any series of subordinated debt securities that Alcoa may offer:

•	the specific designation, aggregate principal amount being offered and purchase price;

•	any limit on the aggregate principal amount of such subordinated debt securities that Alcoa may issue;

•

whether the subordinated debt securities are to be issuable as registered securities or bearer securities or both, whether any of the subordinated debt securities are to be issuable initially in temporary global form and whether any of the subordinated debt securities are to be issuable in permanent global form;

•	the date(s) on which the principal is payable and any right to extend such date(s);

•	the rate(s) at which the subordinated debt securities being offered will bear interest or method of calculating any interest rate(s);

•	the date(s) from which interest will accrue, or the manner of determination of interest payment dates;

•

the regular record date for any interest payable on any subordinated debt securities being offered which are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a temporary global subordinated debt security on an interest payment date will be paid;

•

the person to whom any interest on any registered security of the series will be payable if other than the person in whose name the registered security is registered at the close of business on the regular record date for the interest as described under “Payment and Paying Agents” below, and the manner in which any interest on any bearer security will be paid;

•	any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

•

each office or agency where, subject to the terms of the subordinated indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the subordinated debt securities will be payable and each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•

the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the subordinated debt securities may be redeemed, in whole or in part, at the option of Alcoa;

•

any obligation of Alcoa to redeem or purchase the subordinated debt securities at the option of the holder thereof and the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the subordinated debt securities will be redeemed or purchased, in whole or in part, under such obligations;

•

the denominations in which any subordinated debt securities that are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any subordinated debt securities that are bearer securities will be issuable, if other than the denomination of $5,000;

•

the currency, currencies or currency units of payment of principal of and any premium and interest on the subordinated debt securities and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding subordinated debt securities of the series;

•	any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•	the portion of the principal amount of the subordinated debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	if other than the trustee, the person who will be the security registrar of the subordinated debt securities;

•	whether the subordinated debt securities will be subject to defeasance or covenant defeasance;

•	any terms and conditions under which the subordinated debt securities of the series may be convertible into or exchangeable for other securities of Alcoa or another issuer;

•

whether the subordinated debt securities of the series will be issuable in whole or in part in the form of one or more book-entry securities and, in such case, the depository or depositories for such book-entry debt security or book-entry securities and any circumstances other than those set forth in the subordinated indenture in which any such book-entry security may be transferred to, and registered and exchanged for subordinated debt securities registered in the name of, a person other than the depository for such book-entry security or a nominee thereof and in which any such transfer may be registered;

•

any and all other terms, including any modifications of or additions to the events of default or covenants, and any terms that may be required by or advisable under applicable laws or regulations not inconsistent with the subordinated indenture;

•	whether the subordinated debt securities are issuable as a global security, and in such case, the identity of the depository;

•	the subordination terms of the subordinated debt securities;

•	any applicable material U.S. Federal income tax consequences;

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture (Section 301); and

•	any special provisions for the payment of additional amounts with respect to the subordinated debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the subordinated debt securities will be issued in U.S. dollars in fully registered form without coupons. No service charge will be made for any transfer or exchange of any subordinated debt securities, but Alcoa may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Subordinated debt securities may also be issued under the subordinated indenture upon the exercise of warrants, in connection with a stock purchase contract or as part of a stock purchase unit. See “Description of Warrants” and “Description of Stock Purchase Contracts and Stock Purchase Units.”

Global Securities

If any subordinated debt securities are represented by one or more global securities, the applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global security may exchange those interests for subordinated debt securities of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a global security will be payable in the manner described in the applicable prospectus supplement.

The specific terms of the depository arrangement regarding any portion of subordinated debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Payment and Paying Agents

Payments on subordinated debt securities represented by a global security will be made to the depository for the subordinated debt securities. If subordinated debt securities are issued in definitive form, then the following will take place at the corporate office of the trustee in Pittsburgh, Pennsylvania or at the office of such paying agent(s) as Alcoa may designate:

•	payment of principal of and any premium and interest on the subordinated debt securities;

•	registration of the transfer of the subordinated debt securities; and

•	the exchange of the subordinated debt securities into subordinated debt securities of other denominations of a like aggregate principal amount.

However, at the option of Alcoa, payment of any interest may be made:

•	by check mailed to the address of the person entitled thereto as such address appears in the securities register; or

•

by wire transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date.

Payment of any interest on subordinated debt securities will be made to the person in whose name the subordinated debt securities are registered at the close of business on the regular record date for the interest, except in the case of defaulted interest. Unless otherwise set forth in the applicable prospectus supplement, the regular record date for the interest payable on any interest payment date will be the 15th day, whether or not a business day, next preceding such interest payment date. Alcoa may at any time designate additional paying agents or rescind the designation of any paying agent. (Section 2.3)

Any monies deposited with the trustee or any paying agent or then held by Alcoa in trust for the payment of the principal of and any premium or interest on any subordinated debt securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable will, at the request of Alcoa, be repaid to Alcoa. Thereafter, the holder of such subordinated debt securities may look, as a general unsecured creditor, only to Alcoa for payment. (Section 10.3)

Modification of Indenture

Alcoa and the trustee may, without the consent of the holders of subordinated debt securities, amend, waive or supplement the subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of the subordinated debt securities; and

•	qualifying, or maintaining the qualification of, the subordinated indenture under the Trust Indenture Act. (Section 9.1)

Alcoa and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated debt securities, modify the subordinated indenture in a manner affecting the rights of the holders of the subordinated debt securities. However, no such modification may, without the consent of the holder of each outstanding subordinated debt security so affected:

•	change the stated maturity of the subordinated debt securities;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon, other than deferrals of the payments of interest during any extension period as described in any applicable prospectus supplement;

•	reduce the premium payable upon redemption;

•	impair any right to institute suit for the enforcement of any such payment;

•	adversely affect the subordination provisions of the subordinated indenture or any right to convert or exchange any subordinated debt securities; or

•	reduce the percentage of principal amount of subordinated debt securities, the holders of which are required to consent to any such modification of the subordinated indenture. (Section 9.2)

Events of Default

Any one or more of the following described events that has occurred and is continuing constitutes an event of default with respect to the subordinated debt securities:

(a)	failure for 30 days to pay any interest when due (subject to the deferral of any due date in the case of an extension period);

(b)	failure to pay any principal or premium when due whether at maturity, upon redemption, by declaration or otherwise;

(c)	failure by Alcoa to deliver securities upon an appropriate election by holders of subordinated debt securities to convert their subordinated debt securities into those securities;

(d)	failure to observe or perform certain other covenants contained in the subordinated indenture for 90 days after written notice to Alcoa from the trustee or to the trustee and Alcoa from the holders of at least 25% in aggregate outstanding principal amount of the subordinated debt securities; or

(e)	certain events in bankruptcy, insolvency or reorganization of Alcoa. (Section 5.1)

The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee consistent with the subordinated indenture with respect to the subordinated debt securities of that series. (Section 5.12) If an event of default with respect to subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal of all of the subordinated debt securities of that series due and payable immediately. At any time after a declaration of acceleration with respect to subordinated debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of that series may annul and rescind such declaration if the default, other than the non-payment of the principal of the subordinated debt securities which has become due solely by such acceleration, has been cured or waived, and a sum sufficient to pay all matured installments of interest and principal due, otherwise than by acceleration, has been deposited with the trustee. (Section 5.2)

The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of any series may, on behalf of the holders of all the subordinated debt securities of that series, waive any past default under the subordinated indenture with respect to that series. However, they may not waive:

•

a default in the payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee; or

•

a default in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security. (Section 5.13)

Alcoa is required to file annually with the trustee a certificate as to whether or not Alcoa is in compliance with all the conditions and covenants applicable to it under the subordinated indenture. (Section 10.5)

Consolidation, Merger, Sale of Assets and Other Transactions

Alcoa may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into Alcoa or convey, transfer or lease its properties and assets substantially as an entirety to Alcoa, unless:

•

if Alcoa consolidates with or merges into another person or conveys, transfers or leases its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes Alcoa’s obligations on the subordinated debt securities and under the subordinated indenture;

•	immediately after giving effect thereto, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

•	certain other conditions as prescribed in the subordinated indenture are met. (Section 8.1)

Highly Leveraged Transactions

The general provisions of the subordinated indenture do not afford holders of the subordinated debt securities protection in the event of a highly leveraged or other transaction involving Alcoa that may adversely affect holders of the subordinated debt securities.

Satisfaction and Discharge

The subordinated indenture will cease to be of further effect, and Alcoa will be deemed to have satisfied and discharged the subordinated indenture, when, among other things:

•

all subordinated debt securities not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be properly called for redemption within one year; and

•

Alcoa irrevocably deposits or causes to be deposited with the trustee as trust funds money and/or U.S. government obligations sufficient to pay and discharge the entire indebtedness on the subordinated debt securities for the principal and any premium, interest and other sums payable under the subordinated indenture on the dates such payments are due. (Section 4.1)

Subordination

Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Alcoa whether existing at the date of the subordinated indenture or subsequently incurred. Upon any payment or distribution of assets of Alcoa to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets or any bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Alcoa,

the holders of Senior Debt will first be entitled to receive payment in full of principal of and any premium and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities. (Sections 12.1 and 12.2)

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of or any premium or interest on the subordinated debt securities. (Section 12.1)

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt;

•	there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding is pending with respect to any such default or event of default with respect to any Senior Debt. (Section 12.3)

Certain Definitions

The following are definitions of certain capitalized words used in this summary. These and other definitions are set forth in their entirety in the subordinated indenture.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•

every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior Debt” means the principal of, and any premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Alcoa, whether or not such claim for post-petition interest is allowed in such proceeding, on Debt of Alcoa, whether incurred on, before or after the date of the subordinated indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.

The subordinated indenture will place no limitation on the amount of additional Senior Debt that may be incurred by Alcoa.

Governing Law

The subordinated indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act applies. (Section 1.12)

Information Concerning the Trustee

Unless otherwise indicated in an applicable prospectus supplement, The Bank of New York Trust Company, N.A. will be the trustee under the subordinated indenture. The trustee is not obligated to exercise any of its powers under the subordinated indenture at the request of any holder of subordinated debt securities, unless the holder offers to indemnify the trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 6.3)

The Bank of New York Trust Company, N.A. is the trustee under the senior indenture relating to the senior debt securities of Alcoa and also serves as the trustee for other debt securities of certain of Alcoa’s subsidiaries. The Bank of New York Trust Company, N.A. has, and certain of its affiliates may from time to time have, banking relationships with us and certain of our affiliates.

The trustee under the subordinated indenture may from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

Additional Provisions that may be Applicable to Subordinated Debt Securities

Alcoa may issue a specific series of subordinated debt securities in connection with the issuance by the Alcoa Trust of trust preferred securities. See “Description of Trust Preferred Securities and Trust Guarantee” below. At the time the Alcoa Trust issues trust preferred securities, it will invest the proceeds from the issuance of such securities, together with the consideration paid by Alcoa for the related trust common securities, in subordinated debt securities. The subordinated debt securities held by the Alcoa Trust will be in the principal amount equal to the aggregate stated liquidation amount of the trust preferred securities plus Alcoa’s concurrent investment in the related trust common securities.

So long as any of the trust preferred securities remain outstanding:

•	no modification may be made to the subordinated indenture relating to the subordinated debt securities that adversely affects the holders of the trust preferred securities in any material respect;

•

no termination of the subordinated indenture may occur, and no waiver of any event of default with respect to the subordinated debt securities or compliance with any covenant under the subordinated indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities then outstanding unless and until the principal of and any premium on the subordinated debt securities and all accrued and unpaid interest thereon has been paid in full; and

•

where a consent under the subordinated indenture would require the consent of each holder of subordinated debt securities, no such consent will be given by the Property Trustee without the prior consent of each holder of the trust preferred securities. (Sections 9.1 and 9.2)

If an event of default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the subordinated debt securities and any other amounts payable under the subordinated indenture to be due and payable and to enforce its other rights as a creditor with respect to the subordinated debt securities. (Section 5.2)

Upon the occurrence and continuance of an event of default under the subordinated indenture:

•

the holders of at least 25% in aggregate liquidation amount of the trust preferred securities then outstanding will have the right to declare the principal of all the subordinated debt securities to be immediately due and payable if the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated debt securities fail to make such declaration; and

•

the holders of a majority in aggregate liquidation amount of the trust preferred securities then outstanding will have the right to annul and rescind such declaration if the holders of a majority in principal amount of the outstanding subordinated debt securities fail to annul and rescind such declaration as provided in the subordinated indenture. (Section 5.2)

The holders of a majority in aggregate liquidation amount of the trust preferred securities then outstanding will have the right to waive any past default under the subordinated indenture if the holders of a majority in principal amount of the outstanding subordinated debt securities fail to waive such past default as provided in the subordinated indenture. (Section 5.13)

Any consolidation, merger, conveyance, transfer or lease of Alcoa’s properties and assets substantially as an entirety permitted under the subordinated indenture must also be permitted under the trust agreement and the trust guarantee relating to the trust preferred securities. (Section 8.1)

Under the subordinated indenture, Alcoa will pay all of the costs, expenses or liabilities of the Alcoa Trust, other than obligations of the Alcoa Trust to pay to the holders of any trust preferred securities or trust common securities the amounts due under the terms of those securities. (Section 10.9)

DESCRIPTION OF PREFERRED STOCK

Alcoa’s Articles of Incorporation, as amended, authorize Alcoa to issue two classes of preferred stock:

•	up to 660,000 shares of $3.75 Cumulative Preferred Stock, par value $100.00 per share (“Class A Stock”); and

•	up to 10,000,000 shares of Class B Serial Preferred Stock, par value $1.00 per share (“Class B Stock”).

As of December 31, 2007, Alcoa had 546,024 shares of Class A Stock outstanding and no shares of Class B Stock outstanding. No additional shares of Class A Stock may be issued. Alcoa initiated an ongoing program to purchase and retire shares of Class A Stock in 1989.

The following is a description of certain general terms and provisions of the series of Class B Stock. The specific terms of a particular series of Class B Stock will be described in the related prospectus supplement. The terms of any series of Class B Stock as set forth in a prospectus supplement may differ from the terms set forth below. The following description of Class B Stock and the description of the terms of a particular series of Class B Stock set forth in the applicable prospectus supplement are not meant to be complete. For more information, you should refer to Alcoa’s Articles of Incorporation and Statement with Respect to Shares relating to such series of Class B Stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

The board of directors of Alcoa may issue shares of Class B Stock in one or more series and may fix the specific number of shares and, subject to Alcoa’s Articles of Incorporation, the relative rights and preferences of any such series so established. All shares of preferred stock must be identical, except with respect to the following relative rights and preferences, any of which may vary between different series:

•

the rate of dividend, including the date from which dividends will be cumulative, whether such dividend rate will be fixed or variable and the methods, procedures and formulas for the recalculation or periodic resetting of any variable dividend rate;

•	the price at, and the terms and conditions on, which shares may be redeemed;

•	the amounts payable on shares in the event of voluntary or involuntary liquidation;

•	sinking fund provisions for the redemption or purchase of shares in the event shares of any series of preferred stock are issued with sinking fund provisions; and

•	the terms and conditions on which the shares of any series may be converted in the event the shares of any series are convertible.

Each share of any series of Class B Stock will be identical with all other shares of the same series, except as to the date from which dividends will be cumulative.

The prospectus supplement will set forth the following specific terms regarding the series of Class B Stock it offers:

•	the designation, number of shares and liquidation preference per share;

•	the initial public offering price;

•	the dividend rate(s), or the method of determining the dividend rate(s);

•	any index upon which the amount of any dividends is determined;

•	the dates on which any dividends will accrue and be payable, whether dividends will be cumulative, and the designated record dates for determining the holders entitled to dividends;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	provisions for issuance of global securities;

•	the currency, which may be a composite currency, in which payment of any dividends will be payable if other than U.S. dollars;

•	any voting rights, except as otherwise required by law; and

•	any additional terms, preferences or rights and qualifications, limitations or restrictions.

The shares of Class B Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The transfer agent, registrar, dividend disbursing agent and redemption agent for the Class B Stock will be specified in the related prospectus supplement.

Dividends

The holders of Class A Stock are entitled to receive, when and as declared by Alcoa’s board of directors, out of legally available funds, cumulative cash dividends at the annual rate of $3.75 per share, payable quarterly on the first day of January, April, July and October in each year.

The holders of the Class B Stock of each series will be entitled to receive, when, as and if declared by Alcoa’s board of directors, out of legally available funds, cumulative cash or other dividends at such rate(s) and on such dates as the board of directors determines. The applicable prospectus supplement will set forth this dividend right. Rates may be fixed or variable or both. The board may not declare dividends in respect of any dividend period on any series of Class B Stock unless all accrued dividends and the current quarter yearly dividend on the Class A Stock are paid in full or the board contemporaneously declares and sets apart such Class A Stock dividends. If Alcoa has not declared and paid or set apart the full cumulative dividends on shares of a series of Class B Stock, dividends thereon will be declared and paid pro rata to the holders of the series. Alcoa will not pay interest on any dividend payment on the Class A Stock or the Class B Stock which is in arrears.

If Alcoa has not declared and paid or set apart when due full cumulative dividends on any class or series of Class A Stock or Class B Stock, including the current quarter yearly dividend for shares of Class A Stock, Alcoa may not declare or pay any dividends on, or make other distributions on or make payment on account of the purchase, redemption, or other retirement, of Alcoa common stock. No restriction applies to Alcoa’s repurchase or redemption of Class A Stock or Class B Stock while there is any arrearage in the payment of dividends or any applicable sinking fund installments on Class A Stock or Class B Stock.

Redemption

Alcoa may redeem all or any part of the Class A Stock at any time at the option of its board of directors. Such redemption will be at par, plus accrued dividends. Alcoa must publish notice of such redemption in daily newspapers of general circulation in New York City and in Pittsburgh, Pennsylvania, as well as by mail to each record holder. Alcoa must give such notice not less than 30 days nor more than 60 days before the date fixed for redemption. If Alcoa redeems only part of the Class A Stock, Alcoa will select the shares to be redeemed pro rata or by lot, as Alcoa’s board of directors determines.

If notice of redemption has been given, from and after the redemption date for the shares of Class A Stock called for redemption, the following will occur, unless Alcoa fails to provide funds for payment of the redemption price:

•	dividends on the shares of Class A Stock called for redemption will cease to accrue;

•	such shares will no longer be deemed to be outstanding; and

•	holders will have no further rights as shareholders of Alcoa, except the right to receive the redemption price.

Holders will receive the redemption price for the Class A Stock when they surrender the certificates representing such shares in accordance with the redemption notice (including being properly endorsed or assigned for transfer, if Alcoa’s board of directors so requires and the notice so states). If Alcoa redeems fewer than all of the shares represented by any certificate, Alcoa will issue a new certificate representing the unredeemed shares, at no cost to the certificate holder. All shares of Class A Stock which Alcoa redeems will be cancelled and not reissued.

The terms and conditions under which all or any part of any series of the Class B Stock may be redeemed will be established by Alcoa’s board of directors before Alcoa issues such series of Class B Stock. Unless Alcoa’s board of directors determines otherwise, all shares of Class B Stock which Alcoa redeems or otherwise acquires will return to the status of authorized but unissued shares.

Liquidation Preference

Upon any liquidation, dissolution or winding up of Alcoa, each holder of Class A Stock will be entitled to receive, out of the assets of Alcoa available for distribution to shareholders, $100 per share plus accrued and unpaid dividends, before any distribution of assets is made to or set apart for the holders of Class B Stock or common stock.

Upon any liquidation, dissolution or winding up of Alcoa, the holders of shares of each series of Class B Stock will be entitled to receive, out of the assets of Alcoa available for distribution to shareholders, an amount fixed by the board of directors plus any accrued and unpaid dividends, before any distribution is made or set apart for holders of common stock, as described in the prospectus supplement relating to the series of Class B Stock. If Alcoa’s assets are insufficient to pay the full amount payable on shares of each series of Class B Stock in any case of liquidation, dissolution or winding up of Alcoa, the holders of shares of the series of Class B Stock will share ratably in any such distribution of assets of Alcoa in proportion to the full respective preferential amounts to which they are entitled. Once holders of shares of the series of Class B Stock are paid the full preferential amounts to which they are entitled, they will not be entitled to participate any further in any distribution of assets by Alcoa, unless indicated otherwise in the applicable prospectus supplement. A consolidation or merger of Alcoa with one or more corporations will not be deemed to be a liquidation, dissolution or winding up of Alcoa.

Conversion and Exchange Rights

Class A Stock is not convertible or exchangeable for common stock. Any terms on which shares of any series of Class B Stock are convertible into or exchangeable for common stock will be set forth in the related prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Alcoa.

Voting Rights

Except as indicated below or in the related prospectus supplement for a particular series of the Class B Stock, or except as expressly required by applicable law, the holders of Class A Stock and Class B Stock will not be entitled to vote.

Pennsylvania law requires that holders of outstanding shares of a particular class or series of stock be entitled to vote as a class on an amendment to the Articles of Incorporation that would do any of the following:

•	authorize Alcoa’s board of directors to fix and determine the relative rights and preferences as between any series of any preferred stock or special class of stock;

•	change the preferences, limitations or other special rights of the shares of a class or series in a manner which is adverse to that class or series;

•	authorize a new class or series of shares which has a preference as to dividends or assets which is senior to that of shares of a particular class or series; or

•	increase the number of authorized shares of any particular class or series which has a preference as to dividends or assets which is senior in any respect to the shares of such class or series.

The board of directors, under Alcoa’s Articles of Incorporation, may limit or eliminate the voting rights applicable to any series of Class B Stock before the issuance of such series, except as otherwise required by law. Any one or more series of the Class B Stock may be issued with such additional voting rights, which will be exercisable only during extended periods of dividend arrearages, as the board of directors may determine in order to qualify such series for listing on a recognized stock exchange. Such rights may only be granted if there are no shares of Class A Stock outstanding.

Each full share of any series of the Class B Stock will be entitled to one vote on matters on which holders of such series, together with holders of any other series of Class B Stock, are entitled to vote as a single class. Therefore, the voting power of each series will depend on the number of shares in that series, and not on the liquidation preference or initial offering price of such shares.

Alcoa must obtain the consent of the holders of at least a majority of the outstanding Class A Stock and Class B Stock, voting as a class, to do the following:

•

authorize any additional class of stock or increase the authorized number of shares of preferred stock or any class of stock which ranks on a parity with the Class A Stock or Class B Stock as to dividends or assets; or

•

merge or consolidate with or into any other corporation if the corporation surviving or resulting from such merger or consolidation would have any authorized class of stock ranking senior to or on a parity with the Class A Stock or Class B Stock, except the same number of shares of stock with the same rights and preferences as the authorized stock of the corporation immediately before such merger or consolidation.

So long as any shares of Class A Stock or Class B Stock remain outstanding, Alcoa may not, without the consent of the holders of at least two-thirds of the outstanding Class A Stock and Class B Stock, voting as a class:

•

make any adverse change in the rights and preferences of the Class A Stock or Class B Stock. If such a change would affect any series of Class A Stock or Class B Stock adversely as compared to the effect on any other series of Class A Stock or Class B Stock, no such change may be made without the additional consent of the holders of at least two-thirds of the outstanding shares of such series of Class A Stock or Class B Stock;

•	authorize any additional class of stock or increase the authorized number of shares of any class of stock which ranks senior to the Class A Stock or Class B Stock as to dividends or assets; or

•	sell or otherwise part with control of all or substantially all of its property or business or voluntarily liquidate, dissolve or wind up its affairs.

DESCRIPTION OF COMMON STOCK

Alcoa is authorized to issue 1,800,000,000 shares of common stock, par value $1.00 per share. As of December 31, 2007, there were 827,401,800 shares of Alcoa common stock outstanding. In addition, as of the same date, there were 97,172,738 shares of Alcoa common stock issued and held in Alcoa’s treasury, and 99,000,000 shares of Alcoa common stock reserved for issuance under Alcoa’s stock-based compensation plans.

Dividend Rights

Holders of Alcoa common stock are entitled to receive dividends as declared by the Alcoa board of directors. However, no dividend will be declared or paid on Alcoa’s common stock until Alcoa has paid (or declared and set aside funds for payment of) all dividends which have accrued on all classes of Alcoa’s outstanding preferred stock, including the current quarter yearly dividend on the Class A Stock.

Voting Rights

Holders of Alcoa common stock are entitled to one vote per share.

Liquidation Rights

Upon any liquidation, dissolution or winding up of Alcoa, whether voluntary or involuntary, after payments to holders of preferred stock of amounts determined by the board of directors, plus any accrued dividends, Alcoa’s remaining assets will be divided among holders of Alcoa common stock. Under Alcoa’s Articles of Incorporation, neither the consolidation or merger of Alcoa with or into one or more corporations or any share exchange or division involving Alcoa will be deemed a liquidation, dissolution or winding up of Alcoa.

Preemptive or Other Subscription Rights

Holders of Alcoa common stock will not have any preemptive right to subscribe for any securities of Alcoa.

Conversion and Other Rights

No conversion, redemption or sinking fund provisions apply to Alcoa common stock, and Alcoa common stock is not liable to further call or assessment by Alcoa. All issued and outstanding shares of Alcoa common stock are fully paid and non-assessable.

Other Matters

Alcoa’s Articles of Incorporation provide for the following:

•	a classified board of directors with staggered three-year terms;

•	special shareholder voting requirements to remove directors; and

•	certain procedures relating to the nomination of directors, filling of vacancies and the vote required to amend or repeal any of these provisions.

Alcoa’s Articles of Incorporation also prohibit Alcoa’s payment of “green-mail,” that is, payment of a premium in purchasing shares of its common stock from a present or recent holder of 5% or more of the common stock, except with the approval of a majority of the disinterested shareholders. This provision and the classified board provision may be amended or repealed only with the affirmative vote of at least 80% of the common stock. In addition, the Articles of Incorporation limit or eliminate to the fullest extent permitted by Pennsylvania law, as from time to time in effect, the personal liability of Alcoa’s directors for monetary damages, and authorize Alcoa, except as prohibited by law, to indemnify directors, officers, employees and others against liabilities and expenses incurred by them in connection with the performance of their duties to Alcoa. The classified board article provision and the anti-“greenmail” provision may have certain anti-takeover effects.

Alcoa is governed by certain “anti-takeover” provisions in the Pennsylvania Business Corporation Law (the “PBCL”). Chapter 25 of the PBCL contains several anti-takeover provisions that apply to registered corporations such as Alcoa. Section 2538 of the PBCL requires shareholder approval for certain transactions between a registered corporation and an interested shareholder (generally, a shareholder who owns 20% of the stock entitled to vote in an election of directors). Section 2538 applies if an interested shareholder (together with anyone acting jointly with such shareholder and any affiliates of such shareholder):

•	is to be a party to a merger or consolidation, a share exchange or certain sales of assets involving such corporation or one of its subsidiaries;

•	is to receive a disproportionate amount of any of the securities of any corporation which survives or results from a division of the corporation;

•	is to be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or

•	is to have his or her percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification.

In such a case, the proposed transaction must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders are entitled to cast with respect to such transaction. Shares held by the interested shareholder are not included in calculating the number of shares entitled to be cast, and the interested shareholder is not entitled to vote on the transaction. This special voting requirement does not apply if the proposed transaction has been approved in a prescribed manner by the corporation’s board of directors or if certain other conditions, including the amount of consideration to be paid to certain shareholders, are satisfied or the transaction involves certain subsidiaries.

Section 2555 of the PBCL may also apply to a transaction between a registered corporation and an interested shareholder, even if Section 2538 also applies. Section 2555 prohibits a corporation from engaging in a business combination with an interested shareholder unless one of the following conditions is met:

•	the board of directors has previously approved either the proposed transaction or the interested shareholder’s acquisition of shares;

•	the interested shareholder owns at least 80% of the stock entitled to vote in an election of directors and, no earlier than three months after the interested shareholder reaches the 80% level,

•	the majority of the remaining shareholders approve the proposed transaction;

•	shareholders receive a minimum “fair price” for their shares in the transaction; and

•	the other conditions of Section 2556 of the PBCL are met;

•	holders of all outstanding common stock approve the transaction;

•	no earlier than 5 years after the interested shareholder acquired the 20%, a majority of the remaining shares entitled to vote in an election of directors approve the transaction; or

•

no earlier than 5 years after the interested shareholder acquired the 20%, a majority of all the shares approve the transaction, all shareholders receive a minimum fair price for their shares, and certain other conditions are met.

Alcoa’s Articles of Incorporation also provide that Alcoa may not repurchase any stock from an interested shareholder at prices greater than the current fair market value. Under the PBCL, a person or group of persons acting in concert who hold 20% of the shares of a registered corporation entitled to vote in the election of directors constitutes a control group. On the occurrence of the transaction that makes the group a control group, any other shareholder of the registered corporation who objects can, under procedures set forth under the PBCL, require the control group to purchase his or her shares at “fair value,” as defined in the PBCL.

The PBCL also contains certain provisions applicable to a registered corporation such as Alcoa which, under certain circumstances, permit a corporation to:

•	redeem “control shares,” as defined in the PBCL;

•	remove the voting rights of control shares; and

•	require the disgorgement of profits by a “controlling person,” as defined in the PBCL.

The transfer agent and registrar for Alcoa common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS

General

Alcoa may issue warrants for the purchase of debt securities, Class B Stock or common stock. Alcoa may issue such warrants independently or together with other securities offered under this prospectus. Alcoa will issue each series of warrants under a separate warrant agreement to be entered into between itself and a bank or trust company, as warrant agent, that it will name in a prospectus supplement relating to the warrants being offered. The warrant agent will act solely as Alcoa’s agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The form of proposed warrant agreement relating to warrants to purchase senior debt securities of Alcoa, including the form of warrant certificates representing the warrants, is filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. A copy of the warrant agreement for any other securities offered by Alcoa will be filed with the SEC in connection with the offering of such warrants. The following summary of certain provisions of the warrants is not complete. You should read the applicable warrant agreement and related warrant certificate for provisions that may be important to you.

Debt Warrants

If Alcoa offers warrants for the purchase of debt securities, a prospectus supplement relating to the warrants being offered will describe the terms of the warrants, the warrant agreement and the warrant certificates, including the following:

•	the title and aggregate number of the warrants;

•	the offering price for the warrants, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the designation and terms of any related debt securities with which the warrants are issued, and the number of warrants issued with each such debt security;

•	the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the price at which such principal amount may be purchased upon such exercise;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

•	information with respect to any book-entry procedures;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

If debt securities purchasable upon exercise of the warrants are issuable in bearer form, the warrants may not be offered nor constitute an offer to U.S. persons other than to offices outside the United States of certain U.S. financial institutions. Moreover, bearer debt securities issuable upon exercise of the warrants may not be issued to U.S. persons other than to offices outside the United States of certain U.S. financial institutions.

Stock Warrants

If Alcoa offers warrants for the purchase of common stock or Class B Stock, a prospectus supplement relating to the stock warrants being offered will describe the terms of the common stock warrants or Class B Stock warrants, the warrant agreement and the warrant certificates, including the following:

•	the title and aggregate number of the warrants;

•	the offering price for the warrants, if any;

•	whether common stock or Class B Stock may be purchased upon exercise of the warrants;

•	the designation and terms of any related securities with which the warrants are issued, and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock or Class B Stock that may be purchased upon exercise of each warrant and the price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. Federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of Class B Stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until the exercise of their warrants to purchase debt securities, Class B Stock or common stock, holders of warrants will not have any rights as a holder of the debt securities, Class B Stock or common stock, as the case may be, by virtue of such holder’s ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

Alcoa may issue stock purchase contracts, including contracts obligating holders to purchase from Alcoa, and Alcoa to sell to the holders, a specified number of shares of Alcoa common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, Class B Stock or warrants of Alcoa, trust preferred securities of Alcoa Trust I or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require Alcoa to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or funded on some basis.

A prospectus supplement relating to an offering of the particular stock purchase contracts or stock purchase units will describe the terms of any stock purchase contracts or stock purchase units offered under this prospectus. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depository arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time Alcoa issues stock purchase contracts or stock purchase units. Certain U.S. Federal income tax considerations applicable to the stock purchase contracts and stock purchase units will also be discussed in any applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEE

Trust Preferred Securities

Prior to the offering of any trust preferred securities by the Alcoa Trust, the Declaration under which the Alcoa Trust is organized will be replaced by an amended and restated trust agreement which will authorize the trustees of the Alcoa Trust to issue on behalf of the Alcoa Trust one series of trust preferred securities and one series of trust common securities. The form of trust agreement is filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The trust agreement will be subject to, and governed by, the Trust Indenture Act. The trust common securities will be issued directly or indirectly to Alcoa. This summary of certain terms of the trust preferred securities that may be offered under this prospectus and the trust agreement is not complete. For more information, you should refer to the full text of the trust preferred securities that may be offered under this prospectus and the trust agreement, including the definitions of terms used and not defined in this prospectus, and those made part of the trust agreement by the Trust Indenture Act.

The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as set forth in the trust agreement or made part of the trust agreement by the Trust Indenture Act. A prospectus supplement relating to an offering of trust preferred securities will describe the specific terms of the trust preferred securities the Alcoa Trust is offering, including:

•	the distinctive designation of trust preferred securities;

•	the liquidation amount and the number of trust preferred securities issued by the Alcoa Trust;

•	the annual dividend rate, or method of determining the rate, and the date(s) upon which dividends will be payable;

•

whether dividends on the trust preferred securities being offered will be cumulative, and, in the case of trust preferred securities having cumulative dividend rights, the date or dates or method of determining the date(s) from which dividends on the trust preferred securities will be cumulative;

•

the amount or amounts that will be paid out of the assets of the Alcoa Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of the Alcoa Trust;

•

any terms and conditions under which the trust preferred securities may be converted into shares of capital stock of Alcoa, including the conversion price per share and any circumstances under which the conversion right will expire;

•	any terms and conditions upon which the related series of the subordinated debt securities of Alcoa may be distributed to holders of the trust preferred securities;

•

any obligation of the Alcoa Trust to purchase or redeem the trust preferred securities and the price(s) at which, the period(s) within which and the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part, under that obligation;

•

any voting rights of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities, as a condition to specified action or amendments to the trust agreement; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law.

Under the trust agreement, the Property Trustee will own a series of subordinated debt securities of Alcoa purchased by the Alcoa Trust for the benefit of the holders of the trust preferred securities and the trust common securities. The payment of dividends out of money held by the Alcoa Trust, and payments upon redemption of trust preferred securities or liquidation of the Alcoa Trust, will be guaranteed by Alcoa to the extent described under “Trust Guarantee.”

Certain U.S. Federal income tax considerations applicable to an investment in the trust preferred securities offered under this prospectus will be described in an applicable prospectus supplement.

In connection with the issuance of trust preferred securities, the Alcoa Trust will also issue one series of trust common securities. The trust agreement will authorize the regular trustees of the Alcoa Trust to issue on behalf of the Alcoa Trust one series of trust common securities having such terms as will be set forth in the trust agreement, including:

•	dividends;

•	conversion;

•	redemption;

•	voting;

•	liquidation rights; or

•	such restrictions as may be set forth in the trust agreement.

Except as otherwise provided in the prospectus supplement, the terms of the trust common securities will be substantially identical to the terms of the trust preferred securities issued by the Alcoa Trust. The trust common securities will rank pari passu, and payments will be made on the trust common securities pro rata with any trust preferred securities, except that, upon an event of default under the trust agreement, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of any trust preferred securities. Except in certain limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the Alcoa Trust. All of the trust common securities will be directly or indirectly owned by Alcoa.

Alcoa and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the Property Trustee.

Trust Guarantee

Alcoa will execute and deliver a guarantee, concurrently with the issuance by the Alcoa Trust of its trust preferred securities, for the benefit of the holders of the trust preferred securities. A prospectus supplement relating to an offering of trust preferred securities will describe any significant differences between the actual terms of the trust guarantee and the summary below. The following summary of the trust guarantee is not complete. For more information, you should refer to the full text of the trust guarantee, including the definitions of terms used and not defined in this prospectus and those terms made a part of the trust guarantee by the Trust Indenture Act. The form of trust guarantee is filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

Alcoa will fully, irrevocably and unconditionally agree, to the extent set forth in the trust guarantee, to pay in full to the holders of trust preferred securities offered under this prospectus the trust guarantee payments, except to the extent paid by the Alcoa Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Alcoa Trust may have or assert. The following payments with respect to trust preferred securities offered under this prospectus, to the extent not paid by the Alcoa Trust, will be subject to the trust guarantee, without duplication:

•	any accrued and unpaid dividends that are required to be paid on the trust preferred securities, to the extent the Alcoa Trust has funds legally available therefor;

•

the redemption price, including all accrued and unpaid dividends, payable out of funds legally available therefor, with respect to any trust preferred securities called for redemption by the Alcoa Trust; and

•

upon a liquidation of the Alcoa Trust, other than in connection with the distribution of subordinated debt securities of Alcoa to the holders of the trust preferred securities or the redemption of all of the trust preferred securities issued by the Alcoa Trust, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid dividends on the trust preferred securities to the date of payment; and

•	the amount of assets of the Alcoa Trust remaining available for distribution to holders of trust preferred securities in liquidation of the Alcoa Trust.

Alcoa’s obligation to make a trust guarantee payment may be satisfied by Alcoa’s direct payment of the required amounts to the holders of trust preferred securities or by causing the Alcoa Trust to pay the amounts to the holders.

Covenants of Alcoa

In the trust guarantee, Alcoa will covenant that, so long as any trust preferred securities issued by the Alcoa Trust remain outstanding, if there has occurred any event that would constitute an event of default under the trust guarantee or the trust agreement, then:

•	Alcoa will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its common stock, other than:

•	purchases or acquisitions of shares of common stock in connection with the satisfaction by Alcoa of its obligations under any employee benefit plan;

•	as a result of a reclassification of Alcoa’s common stock or the exchange or conversion of one class or series of Alcoa’s common stock for another class or series of Alcoa’s common stock;

•	the purchase of fractional interests in shares of Alcoa’s common stock under the conversion or exchange provisions of such common stock or the security being converted or exchanged; or

•	purchases or acquisitions of shares of common stock to be used in connection with acquisitions of common stock by shareholders under Alcoa’s dividend reinvestment plan;

or make any guarantee payments with respect to the foregoing; and

•

Alcoa will not make any payment of principal of, or premium, if any, on or repurchase any debt securities issued by Alcoa (including guarantees) which rank pari passu with or junior to the subordinated debt securities, other than at stated maturity.

Amendment and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of the trust preferred securities, in which case no vote will be required, the trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities. The manner of obtaining any approval of the holders will be as set forth in a prospectus supplement relating to an offering of the trust preferred securities. All guarantees and agreements contained in the trust guarantee will bind the successors, assigns, receivers, trustees and representatives of Alcoa and will inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination

The trust guarantee will terminate:

•	upon full payment of the redemption price of all of the trust preferred securities;

•	upon distribution of the subordinated debt securities of Alcoa held by the Alcoa Trust to the holders of the trust preferred securities; or

•	upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the Alcoa Trust.

The trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under those trust preferred securities or the trust guarantee. The subordination provisions of the subordinated debt securities and the trust guarantee, respectively, will provide that in the event payment is made on the subordinated debt securities or the trust guarantee in contravention of the subordination provisions, such payments will be paid over to the holders of Senior Debt.

Ranking of the Trust Guarantee

The trust guarantee will constitute an unsecured obligation of Alcoa and will rank:

•	subordinate and junior in right of payment to all other liabilities of Alcoa;

•

pari passu with the most senior preferred or preference stock, if any, thereafter issued by Alcoa and with any guarantee thereafter entered into by Alcoa in respect of any preferred or preference stock or interests of any affiliate of Alcoa; and

•	senior to Alcoa’s common stock.

The trust agreement will provide that each holder of the trust preferred securities, by acceptance of those securities, agrees to the subordination provisions and other terms of the trust guarantee.

The trust guarantee will constitute a guarantee of payment and not of collection. The trust guarantee will be deposited with the Property Trustee to be held for the benefit of the trust preferred securities. The Property Trustee will have the right to enforce the trust guarantee on behalf of the holders of the trust preferred securities. The holders of not less than a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the trust guarantee, including the giving of directions to the Property Trustee. Any holder of trust preferred securities may institute a legal proceeding directly against Alcoa to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the Alcoa Trust, or any other person or entity. The trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the Alcoa Trust, and by complete performance of all obligations under the trust guarantee.

Governing Law

The trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

Alcoa and/or the Alcoa Trust may sell the securities in one or more of the following ways:

•	to underwriters, whether or not part of a syndicate, for public offering and sale by them;

•	directly to purchasers in negotiated sales or in competitively bid transactions;

•	through agents;

•	through dealers; or

•	through a combination of any of the above methods of sale.

Offers to purchase securities may be solicited directly by Alcoa and/or the Alcoa Trust or by agents designated by Alcoa and/or the Alcoa Trust from time to time. Any agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer and sale of the securities will be named, and any commissions payable by Alcoa and/or the Alcoa Trust to that agent will be provided, in an applicable prospectus supplement. Alcoa and/or the Alcoa Trust and its agents may sell the securities at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with Alcoa and/or the Alcoa Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Alcoa and/or the Alcoa Trust for certain expenses. Unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase offered securities will be subject to conditions, and the underwriters must purchase all of the offered securities if any are purchased.

If an underwriter or underwriters are used in the offer or sale of securities, Alcoa and/or the Alcoa Trust will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of Alcoa’s and/or the Alcoa Trust’s agreements with the underwriters will be provided in an applicable prospectus supplement.

The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

If indicated in an applicable prospectus supplement, Alcoa and/or the Alcoa Trust will authorize dealers acting as agents for Alcoa and/or the Alcoa Trust to solicit offers by certain institutions to purchase securities from Alcoa and/or the Alcoa Trust at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The identity of any such agents, the terms of such delayed delivery contracts and the commissions payable by us to these agents will be set forth in an applicable prospectus supplement.

If indicated in an applicable prospectus supplement, Alcoa may sell shares of Alcoa common stock under a newly established direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to U.S. persons, other than qualifying financial institutions, during the restricted period, as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

Except for shares of Alcoa common stock or as otherwise described in an applicable prospectus supplement, all of the securities will be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom the securities are sold by Alcoa and/or the Alcoa Trust for public offering and sale may make a market in the securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for Alcoa and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by Alcoa or the Alcoa Trust will be passed upon for Alcoa or the Alcoa Trust by Thomas F. Seligson, Esq., Counsel of Alcoa, or by Kirkpatrick & Lockhart Preston Gates Ellis LLP, New York, New York, special counsel to Alcoa and the Alcoa Trust. Certain matters relating to the securities offered by this prospectus will be passed upon for any underwriters or agents by Cravath, Swaine & Moore LLP, New York, New York. Mr. Seligson is paid a salary by Alcoa, is a participant in various employee benefit plans offered to Alcoa employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of Alcoa common stock. From time to time, Cravath, Swaine & Moore LLP provides legal services to Alcoa and its subsidiaries.

EXPERTS

The consolidated financial statements, the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K of Alcoa Inc. for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

44,313,146 Shares

Alcoa Inc.

Common Stock

PROSPECTUS SUPPLEMENT

January 26, 2010